Exhibit 10.25

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement, dated as of July 10, 2014, is made by and between DOSE Medical Corporation, a Delaware corporation (“Seller”), and Glaukos Corporation, a Delaware corporation (“Purchaser”), with reference to the following facts:

A.                                    Seller holds certain assets and patents described on Exhibit A attached hereto (the “Assets”).

B.                                    Seller desires to sell to Purchaser, and Purchaser desires to acquire from Seller, the Assets on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the parties hereto hereby agree as follows:

1.                                      Sale of Assets.  Subject to the terms and conditions set forth herein, at the Closing (as hereinafter defined), Seller shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall acquire and purchase from Seller, all of Seller’s right, title and interest in and to the assets described on Exhibit A attached hereto (the “Assets”).  Except for the Assets set forth on Exhibit A attached hereto, Seller is not selling to Purchaser, nor is Purchaser acquiring or purchasing from Seller, any assets of Seller.

2.                                      Excluded Liabilities.  Notwithstanding anything in this Agreement to the contrary, Purchaser is not assuming, and shall not assume, at the Closing or otherwise, and shall not be responsible to pay, perform or discharge, any liabilities, obligations or commitments of any nature whatsoever (asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise) of Seller.

3.                                      Consideration. The consideration for the Assets shall be $15,000,000 (“Cash Consideration”) plus the forgiveness of all Indebtedness (as defined below) of Seller to Purchaser outstanding as of the Closing.  At the Closing, Purchaser shall pay Seller the Cash Consideration by check or wire transfer of immediately available funds to such account as Seller may specify to Purchaser.  For purposes of the preceding sentence, “Indebtedness” shall mean the indebtedness represented by that certain promissory note, dated May 6, 2010, made by Seller in favor of Purchaser and the indebtedness of Seller to Purchaser reflected in the intercompany receivable account relating thereto on the financial books and records of Purchaser.

4.                                      Allocation of Consideration.  Seller and Purchaser agree that the consideration for the Assets shall be allocated among the Assets for all purposes (including tax and financial accounting purposes) as shown on the allocation schedule attached hereto as Exhibit B.

5.                                      Closing. Subject to the terms and conditions set forth herein, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Reed Smith LLP, 1901 Avenue of the Stars, Suite 700, Los Angeles, California 90067 immediately following the satisfaction or waiver of all of the conditions to the Closing set forth in Section 8 below (other than conditions which, by their nature, are to be satisfied at the Closing or on the Closing Date) or on such other date or at such other time and place as may be agreed to by the parties to this Agreement.

6.                                      Closing Deliverables.  At the Closing:

(a)                                 Seller shall deliver to Purchaser:

(i)                                     a bill of sale in form and substance reasonably satisfactory to Purchaser and duly executed by Seller;

(ii)                                  a Patent Assignment in substantially the form attached hereto as Exhibit C for each patent assigned hereby, duly executed on behalf of Seller (individually, a “Patent Assignment”);

(iii)                               an Amended and Restated Transition Services Agreement, amending and restating that certain Transition Services Agreement, dated as of March 30, 2010, as amended to date, in substantially the form attached hereto as Exhibit D (the “TSA”), duly executed on behalf of Seller; and

(iv)                              an Amended and Restated Patent License Agreement in substantially the form attached hereto as Exhibit E (the “Amended and Restated Patent License Agreement”), duly executed on behalf of Seller.

(b)                                 Purchaser shall deliver to Seller:

(i)                                     the Cash Consideration;

(ii)                                  a Patent Assignment for each patent assigned hereby, duly executed on behalf of Purchaser;

(iii)                               the TSA, duly executed on behalf of Purchaser; and

(iv)                              the Amended and Restated Patent License Agreement, duly executed on behalf of Purchaser.

7.                                      Representations and Warranties.

(a)                                 Seller hereby represents and warrants to Purchaser as follows, which representations and warranties shall terminate at the Closing:

(i)                                     Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business and in good standing in the State of California. Seller has the corporate power and authority to own and operate its properties and assets and to carry on its business as now being conducted.

(ii)                                  Subject to stockholder approval and any required consents of the other parties to the Assumed Contracts, Seller has the requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement is a valid and binding obligation of Seller enforceable against it in accordance with its terms except (A) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors’ rights and (B) for limitations imposed by general laws of equity.

(iii)                               Seller has good title to, or a valid leasehold interest in, the Assets, free and clear of liens and encumbrances other than liens for taxes not yet due and payable and liens arising under equipment leases with third parties entered into in the ordinary course of business.

(b)                                 Purchaser hereby represents and warrants to Seller as follows, which representations and warranties shall terminate at the Closing:

(i)                                     Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business and in good standing in the State of California. Purchaser has the corporate power and authority to own and operate its properties and assets and to carry on its business as now being conducted.

(ii)                                  Subject to stockholder approval, any required consents of lenders to Purhcaser and any required consents of the other parties to the Assumed Contracts, Purchaser has the requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement is a valid and binding obligation of Purchaser enforceable against it in accordance with its terms except (A) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors’ rights and (B) for limitations imposed by general laws of equity.

8.                                      Conditions to Closing.

(a)                                 The obligations of Seller and Purchaser to sell and acquire, respectively, the Assets on the terms and conditions set forth herein are subject to the fulfillment, at or prior to the Closing, of the following conditions, any of which may be waived in whole or in part by the parties hereto:

(i)                                     Purchaser shall have consummated, on or before June 30, 2015, a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of shares of the common stock, par value $0.001 per share, of Purchaser; and

(ii)                                  No action or proceeding before any court, governmental body or agency shall have been threatened in writing, asserted or instituted to restrain or prohibit the sale of the Assets or the carrying out of the transactions contemplated by this Agreement.

(b)                                 The obligation of Seller to sell the Assets to Purchaser on the terms and conditions set forth herein is subject to the fulfillment, at or prior to the Closing, of the following conditions:

(i)                                     the approval by the stockholders of Seller of sale of the Assets as contemplated this Agreement by the requisite vote thereof as may be required under the DGCL; and

(ii)                                  the representations and warranties of Purchaser set forth herein shall be materially true and correct as of the Closing (which condition may be waived in whole or in part in the sole discretion of Seller).

(c)                                  The obligation of Purchaser to acquire and purchase the Assets on the terms and conditions set forth herein is subject to the fulfillment, at or prior to the Closing, of the following conditions:

(i)                                     the approval by the stockholders of Purchaser of this Agreement by the requisite vote thereof as may be required under the DGCL, Purchaser’s restated certificate of incorporation (as amended to date) and that certain Fourth Amended and Restated Investors’ Rights Agreement, dated as of January 25, 2011, among Purchaser and certain stockholders of Purchaser (as amended to date); and

(ii)                                  the representations and warranties of Seller set forth herein shall be materially true and correct as of the Closing (which condition may be waived in whole or in part in the sole discretion of the Purchaser).

9.                                      Termination of Agreement.  At any time prior to the Closing, this Agreement may be terminated or abandoned by the mutual written consent of Purchaser and Seller (or the board of directors of either or both such entities) without further action by the stockholders of either such entity (subject to the rights, if any, of third parties under contract relating hereto) notwithstanding that this Agreement and/or the transaction contemplated hereby have been authorized or consented to by the stockholders of both or either of Purchaser or Seller.

10.                               Further Assurances.  From time to time after the Closing, Seller shall execute and deliver to Purchaser any such further instruments of sale, conveyance, transfer and assignment and take all such other actions and execute all such other instruments and documents as Purchaser may reasonably request as may be necessary or appropriate in order to vest in Purchaser all right, title and interest of Seller in and to any of the Assets or to more effectively convey and transfer to Purchaser’s possession any of the Assets and all licenses and permits necessary for the operation of the Assets, including without limitation, all assignment documents to be filed with the U.S. Patent and Trademark Office.

11.                               Miscellaneous.

(a)                                 The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto (or their respective successors and assigns) any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)                                 This Agreement shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws

(c)                                  This Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart.

(d)                                 This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

(e)                                  This Agreement may only be amended, supplemented or modified by an instrument in writing executed on behalf of each of the parties hereto.  No waiver by any party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the party so waiving.  No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from under this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof of the exercise of any other right, remedy, power or privilege.

(f)                                   If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Asset Purchase Agreement has been executed on and as of the date first above written.

SELLER:

DOSE MEDICAL CORPORATION

By:	s/RICHARD L. HARRISON

PURCHASER:

GLAUKOS CORPORATION

By:	s/THOMAS W. BURNS